UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On August 28, 2009, Huntsman Corporation (the “Company”) entered into a “stalking horse” agreement with Tronox Incorporated, a Delaware corporation (“Tronox”), Tronox LLC, a Delaware limited liability company, Tronox Pigments (Savannah) Inc., a Georgia corporation, Tronox Worldwide LLC, a Delaware limited liability company, Tronox Western Australia Pty. Ltd., a Western Australia company, Tronox Pigments (Netherlands) B.V., a Dutch limited liability company, pursuant to which Huntsman and its affiliates agreed to purchase from Tronox and its subsidiaries substantially all of the assets relating to Tronox’s titanium dioxide and electrolytics businesses.

On December 23, 2009, Tronox delivered to Huntsman a notice of termination of the “stalking horse” agreement after Tronox received from the U.S. Bankruptcy Court an order authorizing Tronox to replace its existing senior secured financing and an interim order authorizing Tronox to enter into certain agreements as part of a plan to pursue an alternative transaction. The new alternative transaction is sponsored by an ad hoc group of Tronox’s unsecured bondholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits

99.1	Press Release dated December 23, 2009 regarding Asset and Equity Purchase Agreement termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ Troy M. Keller
Troy M. Keller
Assistant Secretary

Dated: December 30, 2009

EXHIBIT INDEX

Number	Description of Exhibits

99.1	Press Release dated December 23, 2009 regarding Asset and Equity Agreement termination.